UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2012

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2012, Ampio Pharmaceuticals, Inc. (“we”, “Ampio” or the “Company”) entered into an Amendment (“Amendment”) to the Underwriting Agreement (the “Underwriting Agreement”) dated July 12, 2012 with Aegis Capital Corp. (“Aegis”) and Fordham Financial Management, Inc. (“Fordham” and together with Aegis, the “underwriters”) and the Attorney-in-Fact for the selling stockholders named therein (the “Selling Stockholders”), relating to the sale (the “Offering”) of shares of common stock of the Company (the “Common Stock”).

Under the Underwriting Agreement, which was previously filed with the Securities and Exchange Commission (“SEC”) on Form 8-K on July 13, 2012, the Company had agreed to sell to the underwriters, at the public offering price of $3.25 per share, up to an aggregate of 4,615,400 shares of Common Stock. The Amendment increased by 181,250 shares the number of shares the Company agreed to sell to the underwriters under the Underwriting Agreement, to an aggregate of 4,796,650 such shares.

The Offering was made pursuant to Ampio’s effective registration statement on Form S-3 (Registration No. 333-177116), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on October 28, 2011.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter relating to the validity of the additional 181,250 shares issued in the Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

Over-allotment Option Exercise

The underwriters will exercise in full the over-allotment option granted to the underwriters by Ampio and certain of its stockholders with respect to the purchase of an aggregate of 692,310 shares of common stock at a public offering price of $3.25 per share. The over-allotment option is being exercised in connection with Ampio’s previously announced underwritten public offering of 4,615,400 shares of common stock, which was subsequently increased by 181,250 shares to an aggregate of 4,796,650 such shares. As a result of the exercise of the over-allotment option and the additional 181,250 shares of common stock purchased in the previously announced public offering, the total gross proceeds from the offering will be approximately $17,839,120 before deducting the underwriting discount and other estimated offering expenses, of which approximately $16,912,545 will be gross proceeds to Ampio and approximately $926,575 will be gross proceeds to the selling stockholders. Ampio will not receive any of the proceeds from the sale of shares of common stock sold by the selling stockholders pursuant to the exercise of the underwriters’ over-allotment option.

On July 13, 2012, we issued a press release announcing the over-allotment option exercise. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

1.1	Amendment to Underwriting Agreement, dated as of July 13, 2012

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 13, 2012

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as

“may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and in Exhibit 99.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2012, and its Form 10-Qs on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: July 16, 2012